EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2005 relating to the financial statements and financial statement schedules, which appears in Magma Design Automation Inc.’s Annual Report on Form 10-K for the year ended April 1, 2007.

/s/ PricewaterhouseCoopers LLP
San Jose, California

June 1, 2007